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Exhibit 23.01(b)

February 27, 2004

CIS Investments, Inc.
233 South Wacker Drive
Suite 2300
Chicago, Illinois 60606

  Re:
  JWH Global Trust

Ladies and Gentlemen:

        Reference is made to the Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (Reg. No. 333-105282) (the "Post-Effective Amendment") as filed with the United States Securities and Exchange Commission (the "SEC") on or about February 27, 2004, by you on behalf of JWH Global Trust, and the related Prospectus of JWH Global Trust. In connection with the foregoing, we hereby consent to the use of our name under the heading "Lawyers; Accountants" in the Post-Effective Amendment. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

                      Very truly yours,

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  Exhibit 23.01(b)